CONSENT ACTION IN WRITING
                                                        OF
                                              THE BOARD OF DIRECTORS
                                                        OF
                                                A.G. Holdings, Inc.
                                             a Washington Corporation


         The undersigned, consisting of all of the directors of A.G. Holdings, Inc., a Washington corporation (the "Corporation") acting pursuant to Section 23
B.08.210 of the Washington Business Corporation Act, hereby consent to the following actions and adopt the following resolutions effective August 20, 1997.


                                                     * *  *  *


                  FURTHER RESOLVED, that the Corporation issue 1,300,000 (post split) shares of its common stock for services rendered by Mr. Mork, such shares to be registered under a registration statement on Form S-8 authorizing 4,000,000 shares to be isuable thereunder;